EXHIBIT 3.1


                               Secretary of State
                              Corporations Section



                                                          961090805 C $35.00
                                                          SECRETARY OF STATE
                                                           07-09-96  14:44


STOCK CHANGE

                                   DF871720767
                            CERTIFICATE OF CORRECTION


Pursuant to the Colorado Business Corporation Act, the undersigned hereby executes the following certificate of correction:


FIRST: The exact name of the corporation is Evans Environmental Corporation organized under the laws of the State of Colorado.

SECOND: The document being corrected is the Articles of Amendment to the Restated Articles of lncorporation of Evans Environmental Corporation.

THIRD:    The document was filed on July 5, 1996.

FOURTH:   Statement of incorrect information: See Attachment A.

FIFTH:    Statement of corrected information: See Attachment B.

                               Signature  /s/ ILLEGIBLE
                                        -----------------------------


                               Title  Chairman of the Board
                                      -------------------------------
                                          8 July 96

                                  ATTACHMENT A


C.             CONVERSION. (1) Subject to any adjustment as described in Section
               C(VII), below, if the Company's consolidated earnings before debt, interest, and income and franchise taxes ("EBIT") shall exceed $1,000,000 for a fiscal year of the Company, commencing with the fiscal year ending March 31, 1997, then 150,000 shares of the Series B Preferred Stock shall be automatically converted to 1,500,OOO shares of the Company's Common Stock, par value
               $0.012 per share. If for any such fiscal year the Company's consolidated EBIT is in excess of $1,000,000 then one additional share of series B Preferred Stock shall be converted into 10 shares of Common Stock for each $10.00 of such EBIT in excess of
STOCK          $1,000,000, up to an additional 100,000 shares of Series B
     CHANGE    Preferred Stock in any one fiscal year. If the Company's
               consolidated EBIT is $3,000,000 or more in any fiscal year, then an additional 250,000 shares of Series B Preferred Stock, or the amount of the Series B Preferred then remaining unissued, if less, shall be converted into Common Stock at the rate of 10 shares of Common Stock for each share of Series B Preferred
               Stock. Any such EBIT in a given fiscal year which is in excess of the amount that can be used to cause the foregoing conversion shall be carried forward to the next fiscal year or years and combined with the Company's consolidated EBIT for such next fiscal year or years

43322

                                  ATTACHMENT B


C.             CONVERSION. (1) Subject to any adjustment as described in Section
               C(VII), below, if the Company's consolidated earnings before debt, interest, and income and franchise taxes ("EBIT") shall exceed $1,000,000 for a fiscal year of the Company, commencing with the fiscal year ending March 31, 1997, then 15O,000 shares of the Series B Preferred Stock shall be automatically converted to 1,50O,OOO shares of the Company's Common Stock, par value
               $0.012 per share. If for any such fiscal year the Company's consolidated EBIT is in excess of $1,000,000 then one additional share of Series B Preferred Stock shall be converted into 10 shares of Common Stock for each $10.00 of such EBIT in excess of
STOCK          $1,000,000, up to an additional 100,000 shares of Series B
     CHANGE    Preferred Stock in any one fiscal year. If the Company's
               consolidated EBIT is $3,000,000 or more in any fiscal year, then an additional 250,000 shares of Series B Preferred Stock, or the amount of the Series B Preferred then remaining unissued, if less, shall be converted into Common Stock at the rate of 10 shares of Common Stock for each share of Series B Preferred
               Stock. Any such EBIT in a given fiscal year which is in excess of the amount that can be used to cause the foregoing conversion shall be carried forward to the next fiscal year or years and combined with the Company's consolidated EBIT for such next fiscal year or years

13366